EXHIBIT 10.2

PURCHASE AND SALE AGREEMENT
between
Matterhorn Financial Services, LLC,
as Seller

- and -

North Star Capital Acquisition LLC ,
as Buyer

Dated and Effective as of
January 8, 2010

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into this 8th day of January, 2010, by and between Matterhorn Financial Services, LLC, a California limited liability company, with an office and principal place of business at 7001 Village Drive, Suite 255, Buena Park, California  90621 ("Seller") and North Star Capital Acquisition LLC, a Minnesota LLC with an office and principal place of business at 170 North Pointe Parkway Suite 300 Amherst, NY 14228 ("Buyer").

WITNESSETH:

WHEREAS, Seller desires to sell certain Accounts (as defined herein) which Seller owns or has the legal right to sell; and

WHEREAS, Buyer desires to buy those Accounts for the consideration and under the express terms, provisions, conditions and limitations as set forth herein; and

WHEREAS, Seller is willing, subject to the express terms, provisions, conditions, limitations, waivers and disclaimers as may be expressly set forth herein, to sell, transfer, assign and convey to Buyer all of Seller's right, title and interest, in, to and under the Accounts; and

WHEREAS, Seller is agreeing to enter into this Agreement conditioned upon Performance Capital Management, LLC (“PCM”), the parent entity of Seller, entering into an Agreement Regarding Loan with Värde Investment Partners, LP (“Värde”) with respect to that certain Master Loan Agreement by and among Värde, PCM and Seller dated June 10, 2004, as amended.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1             For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)           "Account" means each and any of the consumer credit card agreements, consumer loans, and insufficient fund checks, and all supplements and amendments thereto, to be sold by Seller to Buyer under the terms, conditions, and provisions of this Agreement and includes for each of the Accounts, all obligations owed to Seller from each Obligor with respect to each Account all rights, powers, liens or security interests of Seller with respect to any such Account, and the interest of Seller in any litigation or bankruptcy to which Seller is a party or claimant relating to any of the Accounts.

(b)           "Account Balance" means the unpaid principal balance, interest and fees owed on any individual Account as of the applicable Cutoff Date less any payments received. The Account Balance may also include pre-charge-off accrued interest and/or fees. Should any payments be received by Seller post closing, such payments should be endorsed to Buyer.

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(c)            "Account Documents" means, to the extent available, the original or any copy (including any microfilm, microfiche, photocopy or machine-readable format) of credit card applications, terms and conditions, statements, notes, loans account histories, insufficient fund checks along with any bank notifications, if available.

(d)            "Accounts Schedule" means the schedule, in electronic form, in a form similar to the attached Exhibit A, which is incorporated herein by reference, setting forth the following information for each Account: the Account number(s), if any, for Seller, the name of the primary Obligor, and the Account Balance.

(e)             "Agreement" means this Purchase and Sale Agreement, including the cover page and all Addenda, Exhibits and Schedules hereto.

(f)              "Allocated Account Price" means the individual price of any Account sold hereby which is calculated as the product of the Purchase Price Percentage and the Account Balance for such Account sold hereby.

(g)            "Bill of Sale and Assignment of Accounts" means the document to be signed and delivered to Buyer on the Closing Date, in accordance with Section 2.2 herein, with respect to the Accounts purchased under this Agreement, substantially in the form attached hereto and incorporated herein by reference as Exhibit B.

(h)            "Business Day" means any day on which Seller is open for business other than a Saturday, a Sunday or a federal holiday.

(i)             "Claim" means any claim, demand or legal proceeding.

(j)             “Closing Date” shall mean the date when all of the conditions to Closing as provided herein have been met. The Closing Date shall take place during normal business hours on or before January 8, 2010. The closing shall occur at Seller’s principal place of business located at 7001 Village Drive, Suite 255, Buena Park, California 90621. If the parties elect in writing five (5) days prior to the Closing Date to effectuate the closing through escrow or a title company, then the Closing shall occur telephonically through the escrow.

(k)            "Computer File" means the computer file or files to be sent by e-mail or Federal Express priority delivery by Seller to Buyer upon Closing Date. The file shall be in a mutually acceptable electronic format, and shall contain Account-specific information for each of the Accounts sold hereby. The Seller will use commercially reasonable efforts to ensure the accuracy, integrity, and completeness of the data. The Computer File shall include, but shall not be limited to, the following fields to the extent reasonably available as of the Closing Date: (i) Account Balance; (ii) payoff balance; (iii) account number; (iv) name, last known address and last known phone number of the primary Obligor (and co-borrowers or guarantors); (v) social security number of the primary Obligor (and co-borrowers or guarantors); (vi) date of last payment; (vii) last payment amount; (viii) interest rate; (ix) charge-off date; (x) open date; (xi) NSF fees; and (xii) post-charge-off payment history by month.

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(l)             "Cutoff Date" means January 4, 2010 for delivery of the Accounts purchased by Buyer.

(m)            “Funding Date” means payment of the Purchase Price by Buyer to Seller on the Closing Date.

(n)            "Issuer" means the entity which originated an Account, if the Seller did not originate such Account.

(o)            "Obligor" means the current and unreleased obligor(s) on an Account, including, without limitation, any and all co-makers, guarantors, judgment debtors or other persons or entities liable on the Account.

(p)            "Prior Owner" means the entity which owned the Account immediately preceding Seller, if applicable.

(q)            "Purchase Price" means the Purchase Price Percentage multiplied by the aggregate Account Balances or $1,575,425.36.

(r)             "Purchase Price Percentage" means 0.5406485%.

(s)            "Transfer Documents" means the Bill of Sale and Assignment and such other documents as Seller and Buyer reasonably agree are necessary, proper or appropriate for the legal transfer of Seller's right, title and interest in and to the Accounts purchased pursuant to this Agreement.

(t)             "Wire Transfer Instructions" means the instructions for wire transferring any portion of the Purchase Price as set forth on Exhibit D attached hereto.

ARTICLE II
PURCHASE AND SALE OF THE ACCOUNTS

Section 2.1
Agreement to Sell and Purchase Accounts. Seller agrees to sell, and Buyer agrees to purchase, the Accounts described in the applicable Accounts Schedule, which is attached hereto and incorporated herein by reference as Exhibit A, subject to the terms, provisions, conditions, limitations, waivers and disclaimers set forth in this Agreement.

Section 2.2
Agreement to Assign/Buyer's Right to Act. After Seller's receipt of the Purchase Price, on the Closing Date, Seller shall deliver to Buyer a Bill of Sale and Assignment in the form attached hereto as Exhibit B, executed by an authorized representative of Seller, which Bill of Sale and Assignment shall sell, transfer, assign, set-over, quitclaim and convey to Buyer all right, title and interest of Seller in and to each of the Accounts sold and the proceeds of the Accounts received by Seller, if any, from and after the Closing Date. The Bill of Sale and Assignment shall have the same effect as an individual and separate bill of sale and assignment of each and every Account referenced therein. Buyer shall be responsible at its own expense for the recording and/or filing of the originals of any such assignments as it deems necessary or appropriate in its sole discretion. Buyer shall have no right to communicate with any Obligor or otherwise take any action with respect to any Account or any Obligor until after the Closing Date. Wire instructions for the transfer of the Purchase Price by Seller to Buyer on the Closing Date are attached hereto as Exhibit E.

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Section 2.3
Accounts Schedule. Seller will provide an Accounts Schedule similar in form to the attached Exhibit A hereto on the Closing Date, which will be attached to the Bill of Sale and Assignment of Accounts after Seller's receipt of the Purchase Price.

Section 2.4
Purchase Price/Payment. On the Closing Date, and as a condition to Closing, the Purchase Price shall be paid to Seller by Buyer on or before 5:00 p.m. Eastern Time in United States Dollars by wire transfer of immediately available funds in accordance with the Wire Transfer Instructions.

Section 2.5
Payments Received/Adjustments to Purchase Price. To the extent that the Seller has received any payments or other consideration distributed or paid by or on behalf of an Obligor on or prior to the Closing Date, Seller has reduced the Account Balance of such Account for purposes of calculating the Purchase Price. Buyer shall be entitled to a refund of the Purchase Price Percentage times the payment amount to the extent such Account Balance did not reflect a reduction for such payment.

Section 2.6.
Delivery of Post-Closing Date Payments. If Seller shall receive any payments or other consideration distributed or paid by or on behalf of any Obligor with respect to the Accounts after the Closing Date, Seller shall pay over and/or deliver such payments or other consideration to Buyer (without interest thereon from Seller) on or within thirty (30) days of receipt of such amounts and, if deemed necessary or appropriate by Seller, with an endorsement in the form substantially as follows: "Pay to the order of [Buyer] without representations, warranties, and without recourse." Seller shall indicate on the records related to any of the Accounts transmitted to Buyer with the payment remittances the account number, the date of receipt of the payment, the amount of the payment and any other detail required to allow Buyer to properly post the payments to its collection system. If Seller has deposited payments received from any Obligor and issues a check or payment therefor to Buyer, Buyer shall retain the risk that any such payment so deposited by Seller shall be returned due to insufficient funds. Seller shall have a period of thirty (30) days after the date Seller delivers to Buyer payments made by or on behalf of any Obligor on or after the Closing Date, to notify Buyer in writing that any such payments were returned due to insufficient funds and specifying the amount thereof, whereupon Buyer shall immediately, and not later than thirty (30) days following receipt of such notice, pay to Seller the amount of such payment by cashier's or certified check and identifying thereon this Agreement.

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ARTICLE III
TRANSFER OF ACCOUNTS AND DOCUMENTS

Section 3.1	Delivery of Account Documents. Seller shall provide Account Documents to Buyer within fifteen (15) Business Days following the Closing Date.

Section 3.2	Pending Legal Proceedings. Except as otherwise disclosed by Seller in writing to Buyer, no Account sold hereunder is subject to any known legal proceedings as of the Closing Date.

Section 3.3
Collection/Contingent Fees. No Account sold hereunder is subject to third-party collection or contingency fees as of the Closing Date with the exception of any accounts assigned to collection attorneys through Trak America or Seller.

Section 3.4
Apportionment of Costs. Seller shall be responsible for any routine costs, fees or expenses incurred by it in connection with its ownership or collection of the Accounts prior to the Closing Date. Buyer shall be responsible for any costs, fees or expenses incurred by it in connection with its ownership or collection of the Accounts on and after the Closing Date. Except as otherwise specifically provided in this Agreement, each party will be responsible for all fees, costs and expenses which it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.5
Affidavit.  On the Closing Date, Seller agrees to execute an affidavit (as required by the New York Civil Courts, effective September 1, 2009) as to the sale of the related Charged-off Accounts in the form attached hereto and incorporate by reference herein as Exhibit D.

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ARTICLE IV
COLLECTION

Section 4.1
Use of Seller's Name. Buyer will not use or refer to the name of Seller (or Prior Owner or Issuer, if applicable) and will not portray itself as Seller's agent, partner, or joint venturer with respect to the Accounts, or as the agent, partner or joint venturer of Prior Owner or Issuer, if applicable. However, Buyer may use the name of Seller (and/or Issuer, if applicable) for purposes of identifying an Account in communications with the Obligors in order to collect amounts outstanding on the Accounts, and as reasonably necessary in any offering materials relating to the Accounts. In contacting an Obligor, filing suit, or selling Accounts, Buyer will not state or represent in any way that Buyer is contacting the Obligor, filing suit or selling loans for or on behalf of Seller (or Prior Owner or Issuer, if applicable) or that any of the above will take any action with regard to the Account or the Obligor.

Section 4.2
Reporting to Credit Bureaus. Seller will report the Accounts to the appropriate credit reporting agencies as sold/transferred. Except as required by law, Seller shall have no further obligation with respect to credit reporting.

ARTICLE V
NO OBLIGATION TO REPURCHASE ACCOUNTS

Buyer is purchasing the Accounts “as is” and Seller shall not be responsible for repurchasing or obligated to repurchase any accounts.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants in accordance with Buyer’s actual knowledge, as of the Closing Date, as follows:

Section 6.1
Independent Evaluation. Buyer warrants and represents that it is a sophisticated investor, has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated by this Agreement, and that its bid for and decision to purchase the Accounts pursuant to this Agreement is and was based upon the Buyer's own independent evaluation of information deemed relevant to Buyer, and of the information and representations, warranties, and covenants herein made available by Seller or Seller's personnel, agents, representatives or independent contractors to Buyer, which Buyer acknowledges and agrees were made available to it and which it was given the opportunity to inspect to its complete satisfaction. Buyer has relied solely on its own investigation and it has not relied upon any oral or written information provided by Seller or its personnel, agents, representatives or independent contractors. Buyer acknowledges and agrees that no employee, agent, representative or independent contractor of Seller has been authorized to make, and that Buyer has not relied upon, any statements other than those specifically contained in this Agreement. Buyer acknowledges that Seller has attempted to provide accurate information to all prospective bidders but that Seller does not represent, warrant or insure the accuracy or completeness of any information or its sources of information contained in the materials submitted to Buyer or any other bidders. Buyer has made such independent investigations as it deems to be warranted into the nature, validity, enforceability, collectibility, and value of the Accounts, and all other facts it deems material to its purchase and is entering into this transaction solely on the basis of that investigation and the Buyer's own judgment.

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Section 6.2
Authorization. Buyer, and the undersigned representative of Buyer, acting individually represent and warrant that Buyer is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions and bylaws to which it may be subject and that the undersigned representative is authorized to act on behalf of and bind Buyer to the terms of this Agreement.

Section 6.3
Binding Obligations. This Agreement and all of the obligations of Buyer hereunder are the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

Section 6.4
No Breach or Default. The execution and delivery of this Agreement and the performance of its obligations hereunder by Buyer will not conflict with any provision of any law or regulation to which Buyer is subject or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which it is bound or any order or decree applicable to Buyer, or result in the violation of any law, rule, regulation, order, judgment or decree to which Buyer or its property is subject.

Section 6.5
Pending Litigation. There is no proceeding, action, investigation or litigation pending or, to the best of Buyer's knowledge, threatened against the Buyer which, individually or in the aggregate, may have a material adverse effect on this Agreement or any action taken or to be taken in connection with the Buyer's obligations contemplated herein, or which would be likely to impair materially its ability to perform under the terms of this Agreement.

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Section 6.6
Approvals and Notices. No consent, approval, authorization, or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws, or the laws of any jurisdiction, for the execution, delivery, and performance of or compliance by Buyer with this Agreement or the consummation of any other transaction contemplated hereby.

Section 6.7
Economic Risk. The transactions contemplated by this Agreement do not involve, nor are they intended in any way to constitute, the sale of a "security" or "securities" within the meaning of any applicable securities laws, and none of the representations, warranties or agreements of Buyer shall create any inference that the transactions involve any "security" or "securities". Buyer acknowledges, understands and agrees that the acquisition of these Accounts involves a high degree of risk and are suitable only for persons or entities of substantial financial means who have no need for liquidity and who can hold the Accounts indefinitely or bear the partial or entire loss of their value.

Section 6.8
Nondisclosure. Buyer is in full compliance with its obligations under the terms of any Confidentiality Agreement executed by Buyer to review the information made available by Seller or its personnel, agents, representatives or independent contractors to all potential bidders for the Accounts. Furthermore, Buyer shall keep the terms of the Agreement confidential, including the fact that it has purchased the Accounts from Seller.  This Section 6.8 shall survive any termination of this Agreement.

Section 6.9	Identity. Buyer is a "United States person" within the meaning of Paragraph 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Section 6.10
Enforcement/Legal Actions. Buyer covenants, agrees, warrants and represents that Buyer shall not institute any enforcement or legal action or proceeding in the name of Seller (or Issuer or Prior Owner, if applicable), or any subsidiary or affiliate thereof. Buyer further covenants, agrees, warrants and represents that Buyer shall not make reference to any of the foregoing entities in any correspondence to or discussion with any particular Obligor regarding enforcement or collection of the Accounts, except to identify the subject debt or as necessary to show the chain of assignments. Buyer also represents, warrants and covenants that it will comply in all respects with all applicable laws including, but not limited to, those relating to debt collection practices, in connection with the Accounts and not to take any enforcement action against any Obligor which would be commercially unreasonable and that Buyer will not misrepresent, mislead, deceive, or otherwise fail to adequately disclose to any particular Obligor the identity of Buyer as the owner of the Accounts.

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Section 6.11
Broker. Buyer warrants and represents that it has not engaged any broker or agent in connection with this Agreement or the transactions contemplated by this Agreement or to which this Agreement relates and Buyer covenants to defend with counsel approved by Seller and hold harmless and indemnify Seller from and against any and all costs, expense or liability for any compensation, commissions and charges claimed against Seller by any broker or agent based upon a written agreement with Buyer relating to this Agreement or the transactions contemplated herein.

Section 6.12	Survival. The representations and warranties set forth in this Article VI shall survive the closing of the transactions herein contemplated.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents, warrants and covenants and in accordance with Seller’s actual knowledge, as of the Closing Date, as follows:

Section 7.1
Authorization. Seller represents and warrants that Seller is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions and bylaws to which it may be subject and that the undersigned representative is authorized to act on behalf of and bind Seller to the terms of this Agreement.

Section 7.2
Binding Obligations. This Agreement and all of the obligations of Seller hereunder are the legal, valid and binding obligations of Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

Section 7.3
No Breach or Default. The execution and delivery of this Agreement and the performance of its obligations hereunder by Seller will not conflict with any provision of any law or regulation to which Seller is subject or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which it is bound or any order or decree applicable to Seller, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject.

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Section 7.4
Title to Accounts. Seller is duly and legally authorized to sell, transfer, convey and assign its rights, title and interest therein. Seller has not made any prior assignment, conveyance, transfer or sale of any of its rights or interests in the Accounts.

Section 7.5
Broker. Seller warrants and represents that it has not engaged any broker or agent in connection with this Agreement or the transactions contemplated by this Agreement or to which this Agreement relates, except __________________, (the "Loan Sale Advisor") for whose fees Seller shall be solely responsible in accordance with its agreement with Loan Sale Advisor and Seller covenants to defend with counsel approved by Buyer and hold harmless and indemnify the Buyer from and against any and all costs, expense or liability for any compensation, commissions and charges claimed against Buyer by any broker or agent based upon a written agreement with Seller relating to this Agreement or the transactions contemplated herein.

Section 7.6	Survival. The representations and warranties set forth in this Article VII shall survive the closing of the transactions herein contemplated.

Section 7.7
To the best of Seller’s knowledge, each of the Accounts has been maintained and serviced in compliance with all applicable state and federal consumer credit laws, including, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, and the Fair Credit Billing Act.

Section 7.8	To the best of Seller’s knowledge, none of the Charged-off Accounts are subject to pending collection litigation.

Section 7.10	The due diligence information supplied to Purchaser by Seller concerning the Accounts to be sold to Purchaser hereunder, is materially true and accurate to the best of Seller’s knowledge.

Section 7.11	No IRS Form 1099-C has been issued on any Account to be purchased by Buyer.

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ARTICLE VIII
INDEMNIFICATION

Section 8.1
Buyer's Indemnification. From and after the Closing Date, Buyer shall indemnify and hold Seller and its directors, officers and employees (“Seller Indemnitees”) harmless against and from any and all liability for, and from and against any and all losses or damages Seller Indemnitees may suffer as a result of, any claim, demand, cost, expense, or judgment of any type, kind, character or nature asserted by any third party (herein "claims"), including, without limitation, all reasonable expenses incurred by Seller Indemnitees in investigating, preparing or defending against any such claims and reasonable attorneys' fees both for such defense and all costs and expenses incurred by Seller Indemnitees to enforce this indemnification, which Seller Indemnitees shall incur or suffer as a result of:

(i)  any act or omission of Buyer or Buyer's agents, assigns or transferees in connection with the Accounts and its purchase of the Accounts pursuant to the Agreement;
(ii)  the material inaccuracy of any of Buyer's representations or warranties herein;
(iii)  the material breach of any of Buyer's covenants herein; or
(iv)  any claim by any Obligor regarding the origination, servicing, collection or administration of the Accounts by Buyer or Buyer's agents.
The obligations of Buyer under this Article VIII shall survive the closing of the transactions herein contemplated.

Section 8.2
Seller's Indemnification. From and after the Closing Date, Seller shall indemnify and hold Buyer and its directors, officers and employees (“Buyer Indemnitees”) harmless against and from any and all liability for, and from and against any and all losses or damages Buyer Indemnitees may suffer as a result of, any claim, demand, cost, expense, or judgment of any type, kind, character or nature asserted by any third party (herein "claims"), including, without limitation, all reasonable expenses incurred by Buyer Indemnitees in investigating, preparing or defending against any such claims and reasonable attorneys' fees both for such defense and all costs and expenses incurred by Buyer Indemnitees to enforce this indemnification, which Buyer Indemnitees shall incur or suffer as a result of:

(i) any act or omission of Seller or Seller's agents (but not including any independent contractors such as collection agencies or attorney or law firms retained to collect Accounts) in connection with the Accounts and its sale of the Accounts pursuant to the Agreement;

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(ii) the material inaccuracy of any of Seller's representations or warranties herein, (iii) the material breach of any of Seller's covenants herein; or
(iv) any claim by any Obligor regarding the origination, servicing, collection or administration of the Accounts by Seller or Seller's agents.
The obligations of Seller under this Article VIII shall survive the closing of the transactions herein contemplated.

Section 8.3
Procedure for Indemnification. Any party seeking indemnification with respect to a claim or loss shall give prompt written notice thereof to the party against whom indemnification is sought. Indemnitor shall have the right to assume the defense of any and all claims for which indemnification is sought hereunder, and indemnitee agrees to cooperate with indemnitor in any such defense. If the amount of any claim or loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the indemnitee to the related indemnitor. If the Indemnitor elects to assume the defense, the Indemnitee shall retain the right to consent to the selection of counsel, the terms of settlement and any use of Indemnitee's or its affiliate's name in any settlement or any notification, advertisement or publication of the settlement.

Section 8.4	Insurance. Buyer and Seller agree to each maintain professional (E&O) insurance coverage for a period of at least one (1) year after the Closing Date with a limit of at least $1 million dollars.

ARTICLE IX
ASSIGNMENT OF RIGHTS TO THIRD PARTIES

Section 9.1
Notice. If Buyer wishes to resell. or transfer any of the Accounts to a third party (including without limitation, any of Buyer's affiliated companies), Buyer need not give Seller written notices of Buyer's desire to transfer.

ARTICLE X
NOTICES

Unless otherwise provided for herein, notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if delivered personally or (b) when delivered but no later than the second Business Day following mailing sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

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If to the Seller:
Attn: David Caldwell
Tel: 714-736-3790
Fax:714-736-3733
E-mail: dcaldwell@pcmllc.us

With courtesy copy to:
Attn:
Tel:
Fax:
E-mail:

If to the Buyer:
Attn:David Paris
Tel:716-799-0511
Fax:716-639-0990
E-mail:dparis@zenithacq.com

With courtesy copy to:
Attn:
Tel:
Fax:
E-mail:

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.1
Termination.  9.  Termination.  This Agreement may be termination by either Buyer or Seller if: (i) a material breach of or default under the Agreement has occurred, which has not been waived by the non-breaching party or cured by the breaching party within five (5) business days of the receipt of notice by the non-breaching party of the breach or default; or (ii) if any of the conditions to such party’s obligations to close have not been satisfied in a timely fashion.

Section 11.2	Further Assurances. On the Closing Date, Seller and Buyer will each take such other actions and execute such other documents as are reasonably necessary to close the transactions contemplated herein.

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Section 11.1
Severability. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 11.2
Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate under the terms and conditions specifically set forth. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

Section 11.3
Headings. The headings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 11.4
Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

Section 11.5
No Strict Construction. This Agreement is the joint work product of Seller and Buyer, which has been negotiated by the parties and their respective counsel, and will be fairly interpreted in accordance with its terms. In the event of any ambiguity regarding the terms or intent of any provisions of this Agreement, this Agreement shall not be strictly construed against, and no inferences shall be drawn against, any party by reason of the fact that such party may have drafted such particular provision.

Section 11.6
Binding Effect. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Addenda, Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.

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Section 11.7
Prior Understandings; Entire Agreement. This Agreement supersedes any and all prior discussions and agreements between Seller and Buyer with respect to the purchase of the Accounts and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

Section 11.8
Integrated Agreement. This Agreement and all Addenda, Exhibits and Schedules hereto constitute the final complete expression of the intent and understanding of the Buyer and the Seller. This Agreement shall not be altered or modified except by a subsequent writing, signed by Buyer and Seller.

Section 11.9
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

Section 11.10
Non-Merger/Survival. Each and every covenant hereinabove made by Buyer or Seller shall survive the delivery of the Transfer Documents and shall not merge into the Transfer Documents, but instead shall be independently enforceable.

Section 13.13
Governing Law/Choice of Forum. This Agreement shall be construed, and the rights and obligations of Seller and Buyer hereunder determined, in accordance with the laws of the State of California, without giving effect to any choice of law principles. Buyer unconditionally and irrevocably consents to submit to the exclusive jurisdiction of the courts of the State of California for any actions, suits or proceedings arising out of or related to this Agreement (and Buyer agrees not to commence any action, suit or proceeding relating thereto except in such courts). In the event of litigation under this Agreement, the prevailing party shall be entitled to an award of attorneys' fees and costs.

Section 13.14
No Third-Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto, and none of the provisions of this Agreement shall be deemed to be for the benefit of any other person or entity.

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Section 13.15
UCC Filings Against Seller. Immediately upon the sale of the Accounts to Buyer from Seller on the Closing Date and at any time thereafter, the Buyer may file, in each appropriate office any UCC financing statement, and any amendments or any continuation statements thereto, required to perfect the sale of Accounts by Seller to Buyer.

Section 13.16	Limited Power of Attorney. On the Closing Date, Seller shall execute and deliver to Buyer a Limited Power of Attorney in the form of Exhibit C covering the Accounts sold.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

Matterhorn Financial Services LLC		North Star Capital Acquisition LLC

By:	/s/ David J. Caldwell	By:	/s/ David Paris
Name:		Name:	David Paris
	Its		Its CEO
	Duly Authorized		Duly Authorized

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List of Exhibits

Exhibit A – Accounts Schedule

Exhibit B – Bill of Sale and Assignment of Accounts

Exhibit C – Limited Power of Attorney

Exhibit D – Form of New York State Affidavit

Exhibit E - Seller’s Wire Transfer Instructions

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EXHIBIT A

ACCOUNTS SCHEDULE

Summary of Accounts Sold:

Aggregate Balances: $ 291,395,467.30
Number of Accounts: 251,104

LIST OF ACCOUNTS TO BE ATTACHED

REFER TO ATTACHED CD

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EXHIBIT B

BILL OF SALE AND ASSIGNMENT OF ACCOUNTS

Matterhorn Financial Services, LLC, a limited liability company organized under the laws of California with an office at 7001 Village Drive, Suite 255, Buena Park, CA 90621 ("Seller") hereby absolutely sells, transfers, assigns, sets-over and conveys to North Star Capital Acquisition LLC, a limited liability company organized under the laws of Minnesota with an office at 170 North Pointe Parkway, Suite 300, Amherst, NY 14228 ("Buyer") without recourse and without representations or warranties, express or implied, of any type, kind or nature except as set forth in the Agreement (hereinafter defined):

(a) all of Seller's right, title and interest in and to each of the Accounts identified in the Account Schedule attached as Exhibit A to the Agreement (hereinafter defined) (the "Accounts"), and
(b) all principal, interest or other proceeds of any kind with respect to the Accounts, but excluding any payments or other consideration with respect to the Accounts received by or on behalf of Seller on or prior to the Closing Date of the Agreement (hereinafter defined).

This Bill of Sale is being executed and delivered pursuant to and in accordance with the terms and provisions of that certain Purchase and Sale Agreement made and entered into by and between the Seller and the Buyer dated January 8, 2010 (the "Agreement"). The Accounts are defined and described in the Agreement and are being conveyed hereby subject solely to the terms, conditions and provisions set forth in the Agreement.

This Bill of Sale shall be governed by the laws of the State of California without regard to the conflicts-of-laws rules thereof.

DATED: January 8, 2010

SELLER: Matterhorn Financial Services, LLC

By:
Title:

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EXHIBIT C

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Matterhorn Financial Services, LLC, a California limited liability company ("Seller"), with respect to those certain purchased Accounts, described in that certain Purchase and Sale Agreement dated January 8, 2010 (the "Agreement") by and between Seller and North Star Capital Acquisition LLC, a Minnesota limited liability company ("Buyer"), hereby names, constitutes and appoints Buyer, or any of its authorized agents, employees or representatives, its duly authorized attorney and agent with limited power and authority as it relates to the Accounts to: (i) endorse checks and other negotiable instruments which may be received by Buyer; (ii) perfect, maintain, and release any security interests; (iii) transfer and obtain any titles, evidence of ownership or Account Documents; (iv) settle any insurance claims or litigation and apply for any insurance, warranty or sales tax refunds; and (v) to perform any and all acts relating to the Accounts which the undersigned was entitled to do as the owner of said Accounts. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

EXECUTED this 8th day of January, 2010

Seller: Matterhorn Financial Services, LLC

By:
Name:
Title:

STATE OF ___________________)
COUNTY OF ________________)

On this the _______ day of __________, 2009, before me the undersigned officer, personally appeared ______________________, who acknowledged him/herself to be the____________ of ______________, a ____________________ corporation, signer and sealer of the foregoing instrument, and that he/she as such officer, being authorized so to do, acknowledged the execution of the same to be his/her free act and deed as such officer and the free act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand.

___________________________
Commissioner of the Superior Court
Notary Public

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EXHIBIT D

FORM OF NEW YORK STATE AFFIDAVIT

AFFIDAVIT OF SALE
OF ACCOUNT
BY DEBT SELLER

State of New York, County of_________________.

_________________being duly sworn, deposes and says:

I am over 18 and not a party to this action. I am the _________________ (title) of _________________ (debt seller). In that position I am the custodian of the debt seller's books and records, and am aware of the procedures used for the sale and assignment of electronically stored business records.

On _________________ (date) _________________ (debt seller) sold a pool of charged-off accounts (the Accounts) by a Purchase and Sale Agreement and a Bill of Sale to _________________ (debt buyer). _________________ (debt seller) had previously bought the Accounts from _________________ on _________________.
The original creditor was _________________. All records received by _________________ (debt seller) were received with affidavits attesting that the records were kept in the regular course of business. The records were incorporated into the debt sellers records and are kept in the regular course of business.

I believe that there are no errors in these accounts. The above statements are true to the best of my knowledge.

Signed this _____________ day of _____________,_______.

(Name of Affiant)

Sworn before me this _____________ day of _____________,_______.

_______________________
(Notary Stamp)

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EXHIBIT E

SELLER’S WIRE TRANSFER INSTRUCTIONS

Bank: Comerica Bank
ABA: 121-137-522
Account Name: Matterhorn Financial Services LLC
Account Number: 1892738848

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